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                                                                      Exhibit 12
                                                                       Form 10-Q
                                                                    For the Nine
                                                                    Months Ended
                                                              September 30, 2001


AT&T's loss for the nine months ended September 30, 2001 was inadequate to cover fixed charges, dividend requirements on subsidiary preferred stock and interest on trust preferred securities in the amount of $6.2 billion.